UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Alliance Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 30, 2005, N. Damodar (Dan) Reddy provided the following quote in writing to The Deal and The Daily Deal:
“While a proxy dispute is rarely beneficial to all stockholders, we are committed to protecting stockholders’ interests as well as those of the Company. In our view, Riley & Co. and its nominees have not formulated a plan for the stockholders of Alliance, and its actions indicate that they are not foremost concerned with serving the interests of all stockholders. We believe our plan will enable stockholders to realize an appropriate and fiscally responsible short-term benefit while maintaining our ability to deliver a better long-term return to stockholders.” — Dan Reddy, Chairman, President, CEO and Interim CFO, Alliance Semiconductor